EXHIBIT 23
                                                      ==========
               CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual
Report on Form 10-K of Fluor Corporation of our report dated
December 6, 1993, included in the 1993 Annual Report to stockholders of Fluor Corporation.

Our audits also included the financial statement schedules listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules, referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements and related Prospectuses pertaining to:
Form S-8 No. 33-31440 for the 1988 Fluor Executive Stock Plan; Form S-8 No. 2-77532 for the 1982 Fluor Incentive Stock Option Plan, 1981 Fluor Executive Stock Plan, 1977 Fluor Executive Stock Plan and 1971 Fluor Stock Option Plan; and Form S-8 No. 2-72712 for the Fluor Corporation Salaried Employees' Savings Investment Plan of our report dated December 6, 1993, with respect to the consolidated financial statements and schedules of Fluor Corporation incorporated by reference and included in the Annual Report on Form 10-K for the year ended October 31, 1993.







                                                ERNST & YOUNG


Orange County, California
January 27, 1994